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                                                                    Exhibit 99.J

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The Timothy Plan and to the use of our report dated February 7, 2003 on the financial statements of Timothy Plan Aggressive Growth Fund, Timothy Plan Conservative Growth Fund, Timothy Plan Fixed Income Fund, Timothy Plan Small-Cap Value Fund, Timothy Plan Large/Mid-Cap Growth Fund, Timothy Plan Large/Mid-Cap Value Fund, Timothy Plan Money Market Fund and Timothy Plan Strategic Growth Fund, each a series of shares of The Timothy Plan. We also consent to the use of our report dated February 12, 2003 on the financial statements and financial highlights of Timothy Small-Cap Variable Series, Timothy Plan Strategic Growth Portfolio Variable Series, and Timothy Plan Conservative Growth Portfolio Variable Series, each a series of shares of The Timothy Plan. Such financial statements, financial highlights and reports of independent certified public accountants appear in the 2002 Annual Reports to Shareholders and are incorporated by reference in the Registration Statement and Prospectus.

                                                  TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
April 30, 2003